Calculation of Filing Fee Tables
Form S-8
MediaCo Holding Inc.

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Previously Paid	1	Equity	Common Stock, $0.01 par value per share	Other	10,000,000	$1.03	$10,300,000.00	$0.000087	$896.10
		Total Offering Amounts					$10,300,000.00		$896.10
		Total Fee Offsets							$—
		Net Fee Due							$896.10
Offering Note:
(1) (i)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on  Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock of MediaCo Holding Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(ii)    The proposed maximum aggregate offering price per unit and the maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share of $1.03 was computed by averaging the high and low prices of a share of the Registrant’s common stock reported on Nasdaq on October 5, 2026, a date within five business days prior to the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources                                        ☒ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources